Exhibit 10.5

FOURTH AMENDMENT TO THE ALLIANCE AGREEMENT

This FOURTH AMENDMENT (“Fourth Amendment”), effective as of September 16, 2011, between Monster, Inc. (“Monster”) and iHispano.com, LLC (“iHispano”) amends the Alliance Agreement dated as of December 4, 2007 (the “Alliance Agreement”), as subsequently amended. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Alliance Agreement. Section references herein, if any, shall refer to Section references in the Alliance Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Monster and iHispano hereto hereby agree to amend the Alliance Agreement as follows:

1.	Section 1 is hereby amended by adding the following definition in alphabetical order:

“iHispano Media Partner” means a Third Party web site with which iHispano has an alliance or cooperation relationship to place the recruitment media described on Exhibit E on such web site. As of September 16, 2011, iHispano Media Partners include University of Phoenix. The parties may agree to add new iHispano Media Partners by updating Exhibit F.

2.	Section 1 is hereby amended by deleting the definition of “Monster Diversity Media” in its entirety and replacing it with the following definition:

““Monster Diversity Media” means recruitment media advertising sold by Monster on the Diversity section of the Monster Web Site, the iHispano Web Site, the iHispano Vertical Channels, the web sites of iHispano’s partners, such as NSHMBA and ALPFA, or the web sites of iHispano Media Partners. For the purposes of this Agreement and for calculating D&I Commissions, Monster Diversity Media shall not include any media advertising sold by Monster on the (i) web sites of the DMN Partners or (ii) web sites of any third party other than those listed in the previous sentence.”

3.	Section 2 is hereby amended by adding the following Section 2(q):

“(q) iHispano Media Partners. iHispano will use commercially reasonable efforts to develop and maintain a network of iHispano Media Partners, such as University of Phoenix. Maintenance of such iHispano Media Partners shall include fulfilling the sales of recruitment media on the iHispano Media Partners’ web sites, including without limitation the activities set forth on Exhibit E to this Agreement.

4.	Section 3(c) is hereby deleted in its entirety and replaced with the following:

“Payments to iHispano Partners. iHispano shall be solely responsible for making payments to iHispano Partners (including NSHMBA and ALPFA), iHispano Media Partners and its other partners, out of the Commissions paid by Monster hereunder; provided, however, for the avoidance of doubt, that Monster shall remain solely responsible to pay for its own media advertising run on the web sites of such iHispano Partners, iHispano Media Partners and other partners of iHispano.”

5.	Section 8(b) is hereby amended by appending the following:

“(vi) iHispano shall have all appropriate authorization and rights under its agreements with iHispano Media Partners to perform any services provided by iHispano as described in Section 2(q).”

6.	The attached Exhibits E and F shall be appended to the Alliance Agreement.

Except as expressly set forth herein, all other terms and conditions of the Alliance Agreement shall remain as set forth therein.

This Amendment shall supersede any inconsistent or conflicting terms in the Alliance Agreement. The provisions of this Amendment may be executed in counterparts, each of which will be deemed to be an original, all of which will constitute one and the same Amendment.

Exhibit E

iHispano Media Partner – University of Phoenix

Diversity Education to Career

Talent Recruitment Community

1.	Impressions on the UOPX eCampus and Alumni sites – E2C recruitment media. iHispano will facilitate Monster’s customer recruitment media on the eCampus and Alumni sites of University of Phoenix. The recruitment media must be approved by University of Phoenix prior to launch. Approval will take two weeks to secure from the University of Phoenix.

2.	Dedicated emails to UOPX Students and Alumni – Monster customers shall submit content to iHispano for distribution directly to students and alumni at the University of Phoenix. The University of Phoenix prior to distribution must approve the content of the email. The approval from the University of Phoenix will take two weeks. The emails may be targeted by zip code, Degree Program of student or alumni and time until or since graduation of the student or alumni.

3.	Unlimited Job Postings for the duration of the media campaign on the E2C website – Monster customers may provide iHispano with a XML feed of all jobs they desire to have posted on the iHispano Media Partner (E2C) site. iHispano will populate the jobs and provide reporting for Monster customers for the duration of the campaign.

4.	E2C Talent Community – The iHispano design team shall create and host the Monster customers talent community as an independent site, unaffiliated with iHispano or Monster. The talent community will be created within 14 days of Monster customers submission of creative or direction of customer to use existing career center creative. The Talent Communities shall be hosted by iHispano for a period of one-year. iHispano shall provide technical and associated user support during the hours of 9 to 5 CDT, Monday through Friday, except during pre-announced holiday periods.

Exhibit F

iHispano Media Partners

University of Phoenix

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have caused this Amendment to be duly executed as of the date set forth above.

MONSTER, INC.	iHispano, LLC

By:	By:

Name:	Name:

Title:	Title:

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